UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 31, 2012

IP TECHNOLOGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53827	26-0378308
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1202 Lexington Ave., Suite 355
New York, NY	10028
(Address of Principal Executive Offices)	(Zip Code)

(646) 481-4524

(Registrant’s telephone number, including area code)

__________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 31, 2012, IP Technology Services, Inc. (the “Company,”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with click2cause.com Inc., a privately held Nevada corporation (“C2C”) and C2C Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”). Upon the closing of the transactions contemplated under the Merger Agreement (the “Merger”), Acquisition Sub will merge with and into C2C, and C2C as the surviving corporation will become a wholly owned subsidiary of the Company. Pursuant to the terms and conditions of the Merger Agreement, each shares of C2C common stock issued and outstanding immediately prior to the closing of the Merger shall be converted into the right to receive one share of the Company’s common stock. Accordingly, an aggregate of 5,179,095 shares of the Company’s common stock will be issued to the holders of C2C’s common stock.

The closing of the Merger is subject to the satisfaction of certain customary closing conditions set forth in the Merger Agreement. In addition to the customary closing conditions set forth in the Merger Agreement, the obligations of the C2C to consummate the transactions contemplated under the Merger Agreement are conditioned upon the fulfillment of the following additional closing conditions, any of which may be waived by the C2C in writing:

•

Investors irrevocably committing to purchase such number of units in a private placement transaction by the Company that would result in aggregate gross proceeds to the Company of at least $250,000; and

•

The Company shall have no more than 4,372,641 shares of common stock held by stockholders acceptable to C2C (2,301,000 shares of which will be cancelled immediately following the closing of the Merger).

In addition to the customary closing conditions set forth in the Merger Agreement, the obligations of the Company and Acquisition Sub to consummate the transactions contemplated in the Merger Agreement are conditioned upon the fulfillment of the following additional closing conditions, which may be waived by the Company in writing:

•

C2C shall have delivered to the Company the requisite audited consolidated financial statements of C2C and the requisite Form 10 disclosure regarding C2C to enable the Company to comply with its obligation to file a Current Report on Form 8-K no later than 4 business days following the closing of the Merger;

•

C2C shall effect a reverse split of its authorized and issued and outstanding shares of common stock such that at closing of the Merger there shall be no more than 5,179,095 shares of C2C common sock issued and outstanding; and

•

The majority stockholder of C2C shall have entered into a stockholder’s agreement, pursuant to which he will agree not to take any action that would result in a change of control of the board of directors of the Company and to abstain from voting his shares on all matters submitted to the Company’s stockholders for approval for a period not to exceed 18 months following the closing of the Merger.

The consummation of the Merger and the related transactions is expected to occur on or prior to October 15, 2012.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Number

Exhibit

2.1*

Agreement of Merger and Plan of Reorganization by and among IP Technology Services, Inc., C2C Acquisition Corp. and click2cause.com Inc.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IP TECHNOLOGY SERVICES, INC.

Date:  September 4, 2012

By: /s/ Neil Rock

Neil Rock

President

EXHIBIT INDEX

Number

Exhibit

2.1*

Agreement of Merger and Plan of Reorganization by and among IP Technology Services, Inc., C2C Acquisition Corp. and click2cause.com Inc.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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